UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2009

BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 Commission File Number	98-0231912 (I.R.S. Employer Identification Number)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip code)

(914) 684-2800 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On December 23, 2009, Agroindustrial Nova Ponte Ltda. (“Nova Ponte”) and Bunge Alimentos S.A., two indirect wholly owned subsidiaries of Bunge Limited (“Bunge”), entered into an agreement with Usina Moema Participações S.A. (“Moema Par”) and its shareholders under which Nova Ponte will become the 100% owner of Moema Par.  Moema Par is a holding company that wholly owns one sugarcane mill in Brazil and has ownership interests in five others (collectively, “Moema Group”).

The transaction will be structured as a share exchange, and under the terms of the agreement, shareholders in Moema Par will be entitled to receive approximately 7.3 million common shares of Bunge, which includes a payment of approximately $36 million in respect of working capital.  Based on the closing price of Bunge’s common shares on December 23, 2009, the value of the transaction is approximately $896 million, including approximately $480 million of net debt and excluding this working capital amount. The final number of shares to be issued will be based on the amount of net indebtedness and working capital of Moema Par at closing.

The common shares of Bunge to be issued pursuant to this agreement will be issued to the shareholders of Moema Par at the closing of the transaction in a private placement in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

Bunge has agreed to file a registration statement for the common shares issued to the shareholders of Moema Par participating in the transaction, pursuant to a Registration Rights and Conditions of Transfers Agreement, which will be entered into at the closing of the transaction, which will allow the shareholders to resell their common shares from time to time.  In addition, pursuant to the same agreement, the shareholders participating in the transaction have agreed, during the 18 month period after the closing, to certain volume and other restrictions with respect to sales of their common shares.

The closing of this transaction is expected to occur within the next 45 days, subject to the satisfaction of certain conditions.

In the coming weeks, Bunge may enter into agreements to secure some or all of the remaining interests in the mills that constitute the Moema Group. These transactions would be on economic terms consistent with the Moema Par transaction.

Item 8.01.	Other Events.

Bunge issued a press release announcing the transaction with Moema Par on December 24, 2009.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release announcing the Transaction with Usina Moema Participações S.A., dated December 24, 2009

Cautionary Statement Concerning Forward-Looking Statements

This document contains both historical and forward-looking statements.  All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities.  We have tried to identify these forward-looking statements by using words including "may," "will," “should,” “could,” "expect," "anticipate," "believe," “plan,” "intend," "estimate," "continue" and similar expressions.  These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.  The following important factors, among others, could affect our business and financial performance: industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products used in our business, fluctuations in energy and freight costs and competitive developments in our industries; the effects of weather conditions and the outbreak of crop and animal disease on our business; global and regional agricultural, economic, financial and commodities market, political, social and health conditions; the outcome of pending regulatory and legal proceedings; our ability to complete, integrate and benefit from acquisitions, including the transactions discussed herein, dispositions, joint ventures and strategic alliances; changes in government policies, laws and regulations affecting our business, including agricultural and trade policies, tax regulations and biofuels legislation; and other factors affecting our business generally.  The forward-looking statements included in this document are made only as of the date hereof, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 29, 2009

BUNGE LIMITED

By:	/s/ Carla L. Heiss
	Name:	Carla L. Heiss
	Title:	Assistant General Counsel

EXHIBITS

Exhibit No.	Description

99.1	Press Release announcing the Transaction with Usina Moema Participações S.A., dated December 24, 2009